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                                                                    Exhibit 10.4


                                 TRUST AGREEMENT
                                 ---------------


         This Agreement made this 20th day of June, 2001 by and between Harrah's Entertainment, Inc., One Harrah's Court, Las Vegas, NV 89119 (the "Company") and Wells Fargo Bank Minnesota, N.A. (the "Trustee" or "Wells Fargo");

                                    RECITALS

         (a) WHEREAS, the Company has adopted the Non-Management Directors Stock Incentive Plan (the "Plan") attached hereto as Exhibit A.

         (b) WHEREAS, the Company has incurred or expects to incur liability under the terms of the Plan with respect to the individuals and their beneficiaries covered by the Plan ("Participants");

         (c) WHEREAS, the Company has established this trust (which was initially established on November 7, 1997 with Bank of America successor to NationsBank) and wishes to continue the trust pursuant to this Agreement (the "Trust") and to continue contributing assets to the Trust that will be held in the Trust, subject to the claims of the Company's creditors in the event of the Company's Insolvency, as herein defined, until either paid to Participants or

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returned to the Company in such manner and at such times as specified in this
Agreement;

         (d) WHEREAS, it is the intention of the parties that the Trust shall not affect the status of the deferred provisions of the Plan as an unfunded arrangement;

         (e) WHEREAS, it is the intention of the Company to continue to make contributions to the Trust to provide a source of funds to assist meeting its liabilities under the Plan; and

         (f) WHEREAS, references to the "Company" herein include Harrah's Entertainment, Inc., and any successor to its obligations under the Plan.

         NOW, THEREFORE, the parties do hereby establish the Trust to continue as the successor to the trust with Bank of America, as amended hereby, and agree that the Trust shall be comprised, held and disposed of as follows:

         Section 1. ESTABLISHMENT OF TRUST

         (a) The Company initially deposited, with the original Trustee in trust, 26,164 shares of the Company's Common Stock, which became the initial principal of the Trust to be held, administered and disposed of by the Trustee as provided in this Agreement. The Trust became effective upon


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the original Trustee's receipt of this deposit. The Company will instruct Bank of America to transfer all of the assets in the Trust to Wells Fargo as soon as practical following the signing of this Agreement.

         (b) The Trust hereby established shall be irrevocable except as provided herein.

         (c) The Trust is intended to be a grantor trust, of which the Company is the grantor, within the meaning of Subpart E, Part I, Subchapter J, Chapter 1, Subtitle A of the Internal Revenue Code of 1986, as amended, and shall be construed accordingly.

         (d) The principal of the Trust, and any earnings thereon, shall be held separate and apart from other funds of the Company and shall be used exclusively for the uses and purposes of Participants and general creditors as herein set forth except when this Agreement permits or requires such funds to be returned to the Company. Participants shall have no preferred claim on, or any beneficial ownership interest in, any assets of the Trust. Any rights created under the Plan and this Agreement shall be mere unsecured contractual rights of Participants against the Company. Any assets held by the Trust will be subject to the claims of the Company's general creditors under federal and state law in the event of Insolvency, as defined in Section 3(a) herein.


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         (e) Within ninety (90) days following the end of each plan quarter originally starting the quarter ending September 30, 1997, the Company shall irrevocably deposit additional cash or other property into the Trust (which may include the Company's Common Stock or other securities) so that the Trust has an amount sufficient to distribute to each Participant the benefits payable pursuant to the terms of the Plan as of the close of such quarter assuming such benefits were then payable in full.

Section 2. PAYMENTS TO PLAN PARTICIPANTS AND THEIR BENEFICIARIES.

         (a) Within 60 days following the execution of this Agreement, the Company shall deliver to the Trustee a schedule (the "Payment Schedule") that indicates the amounts payable in respect of each Participant or that provides a formula or other instructions acceptable to the Trustee for determining the amounts so payable, the form in which such amount is to be paid (as provided for or available under the Plan), and the time of commencement for payment of such amounts. The Payment Schedule will be updated periodically as necessary, but not less than annually, by the Company.

         (b) If the Company does not make payment or deliver stock or securities sufficient to satisfy any distribution


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obligation under the Plan to a Participant when due, the Participant will be entitled to deliver to the Trustee a written notice (the "Participant's Notice") setting forth instructions for the distribution obligation the Participant believes is due under the Plan. The Trustee will deliver a copy of the Participant's Notice to the Company within ten (10) business days of receipt thereof. If the Company does not, within ten (10) business days after receiving a copy of the Participant's Notice, deliver written notice to the Trustee objecting to the payment instructions contained in the Participant's Notice on the grounds that such distribution is not due under the Plan, the Trustee shall make the distribution referred to in the Participant's Notice. Such distribution shall be such amount of Company stock or other securities or trust assets as the Trustee deems reasonably appropriate to satisfy the instructions in the Participant's Notice. The Trustee will use its best efforts to deliver Company stock or successor securities in satisfaction of the Plan's obligations. If it is necessary to liquidate or sell any securities in Trust for this purpose, the Trustee may undertake such liquidation or sale as soon as possible in order to obtain the necessary assets for the distribution. The Trustee shall not be liable to anyone for making distributions in good faith in accordance with the terms of this Section.


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         (c) If the Company delivers timely written notice to the Trustee objecting to the distribution to the Participant on the grounds that such distribution is not due under the Plan, the Trustee shall deliver a copy of such notice to the Participant within five (5) business days of the Trustee's receipt thereof. The Trustee shall then make the distribution to cover the obligation set forth in the Participant's Notice (unless the Company objects on the grounds that the distribution has already been made or has already been fully satisfied in which event the procedures at the end of this section 2(c) shall apply) within five (5) business days after receipt from the Participant of a written undertaking, in the form attached hereto as Exhibit B, to indemnify and hold harmless the Trustee and the Company from and against all losses or claims which may result from any incorrect distribution which is made to the Participant pursuant to the Participant's Notice.

If the Company gives written notice to the Trustee objecting on the grounds that the requested distribution has already been made or has been fully satisfied and the Company provides the Trustee with written documentation substantiating such fact, the Trustee shall not make the distribution from the Trust. If the Company does not, within twenty (20) business days after receipt of the


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Participant's Notice, confirm that such distribution has been made or has been fully satisfied by the Company, then the Trustee shall make the required distribution to the Participant sufficient to satisfy, as reasonably determined by the Trustee, the obligation described in the Participant's Notice after receiving from the Participant the written undertaking in the form attached as Exhibit B.

         (d) It is understood the Company is required to distribute benefits directly to Participants as they become due under the terms of the Plan. To the extent the Company from time to time makes distributions under the Plan which the Trust is intended to protect, the Trustee shall, upon written request of the Company's Controller or Assistant Controller, promptly reimburse the Company for any such distribution by returning Trust assets to the Company equal in value to the distribution or equal to the amount of securities that were distributed to Participants. Such reimbursement shall be made within ten (10) days after a written notice is delivered by the Company's Controller or Assistant Controller to the Trustee setting forth the specific distribution made by the Company, who received the distribution and the date thereof, and the form and amount of assets to be returned to the Company (cash and/or securities).


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         (e) The entitlement of a Participant to benefits under the Plan shall be determined in accordance with the terms of the Plan, and any claim for such benefits shall be considered and reviewed under the procedures set out in the Plan.

         (f) If at the end of any quarter the principal of the Trust, and any earnings thereon, will not be sufficient to make payments of Plan benefits as if they were then payable in full as determined by the Company, the Company shall within ninety (90) days after the end of the quarter deposit additional cash or other assets or securities (which may include Company stock) into the Trust to the extent necessary to keep the Trust fully funded so it will have the capability of distributing to all Participants their benefits valued at the end of such quarter. The Trustee is under no duty to compel contributions to the Trust.

         (g) The Company will be responsible for satisfying all federal, state or local tax reporting obligations that may be required with respect to the payment of benefits, the performance of services to which the benefits relate, and the vesting of benefits pursuant to the terms of the Plan or Trust Agreement. The amount withheld and time at which such


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taxes are considered to be due and payable shall be determined by the Company.
The Company will provide the Trustee with instructions regarding the appropriate amount of withholding and the Trustee will not be liable for damages for withholding in accordance with such instructions. Trustee will pay amounts withheld to Company for remittance by Company to the appropriate taxing authorities. If the Trustee does not receive such instructions, the Trustee is not required to withhold any amount from the payment.

If the Trustee is required to make payments pursuant to the terms of this Trust, the Trustee will promptly make a written request to the Company for withholding instructions. If the Company does not give withholding instructions to Trustee within ten business days after receiving this request, then Trustee will withhold and remit to appropriate authorities such withholding taxes as Trustee deems are necessary. The Company, not the Trustee, will be responsible for FICA or FUTA taxes that apply unless the Trustee is advised by its counsel or required by court order to apply these taxes. The Trustee will promptly report any payments and withholdings to the Company. The Company will then be responsible for all reporting obligations to governmental authorities and will hold the Trustee harmless


                                       9
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from such reporting obligations and from any withholding decisions made by
Trustee under this paragraph.

Notwithstanding the foregoing, to the extent that the Participants are not employees of the Company, it is understood that the Trustee shall not withhold any amounts for income tax, FICA or FUTA. The Trustee has no responsibility to advise the Company as to the taxability or deductibility of contributions to or distributions from the Trust, or gains or losses thereon, whether with regard to income, FICA, FUTA, or other taxes, and Company acknowledges that it has not and will not rely on Trustee for such purposes.


Section 3. TRUSTEE RESPONSIBILITY REGARDING PAYMENTS TO TRUST BENEFICIARY WHEN COMPANY IS INSOLVENT.

         (a) The Trustee shall cease distributions to Participants if the Company is Insolvent. The Company shall be considered "Insolvent" for purposes of this Agreement if (i) the Company is unable to pay its debts as they become due, or (ii) the Company is subject to a pending proceeding as a debtor under the United States Bankruptcy Code.


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         (b) At all times during the continuance of this Trust, as provided in
Section 1 hereof, the principal and income of the Trust shall be subject to claims of general creditors of the Company under federal and state law as set forth below:

         (1) The Board of Directors of the Company or the Chief Executive Officer of the Company will have the duty to notify the Trustee in writing of the Company's Insolvency. If such a writing is given to the Trustee, the determination of Insolvency shall be deemed made on the date the Trustee receives such written notice. In addition, if three or more persons claiming to be creditors of the Company allege in writing to the Trustee, within a period of five business days, that the Company has become Insolvent, the Trustee shall, within a reasonable time, determine whether the Company is Insolvent and, pending such determination, the Trustee shall discontinue payment of benefits to Participants. If the Trustee does not determine that the Company is Insolvent within thirty (30) business days after receiving the last written notice from the three or more persons claiming, within a period of five business days, to be a creditor of the Company alleging such Insolvency, then the Company will be deemed solvent on the 30th day after the receipt of such notice unless and until a determination is


                                       11
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subsequently made by the Trustee that the Company is Insolvent.

         (2) Unless the Trustee has actual knowledge of the Company's Insolvency, or has received written notice from the Chief Executive Officer of the Company or from the Company's Board of Directors or from three or more persons claiming to be creditors alleging, within a period of five business days, that the Company is Insolvent, the Trustee shall have no duty to inquire whether the Company is Insolvent. The Trustee may in all events rely on such evidence concerning the Company's solvency as may be furnished to the Trustee and that provides the Trustee with a reasonable basis for making a determination concerning the Company's solvency.

         (3) If at any time the Trustee has determined that the Company is Insolvent, the Trustee shall discontinue distributions to Participants, shall notify the Company in writing of such determination, and shall hold the assets of the Trust for the benefit of the Company's general creditors. Nothing in this Trust Agreement shall in any way diminish any rights of Participants to pursue their rights as general creditors of the Company with respect to benefits due under the Plan or otherwise.


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         (4) If the Trustee determines the Company is Insolvent, the Trustee shall resume the distribution of benefits to Participants in accordance with
Section 2 of this Agreement only after the Trustee has determined that the Company is not Insolvent (or is no longer Insolvent). If the Trustee receives written notice from the Company's Chief Executive Officer or Board of Directors that the Company is not Insolvent (or is no longer Insolvent), then the Trustee will make reasonable inquiry as to the Company's solvency. If the Trustee does not determine the Company is Insolvent within thirty (30) days after receiving such written notice, then the Trustee's determination of solvency shall be deemed made as of the 30th day following receipt of such notice.

         (c) Provided that there are sufficient assets in the Trust, if the Trustee discontinues the distribution of benefits from the Trust pursuant to
Section 3(b) hereof and subsequently resumes such payments, the first distribution to any Participant following such discontinuance shall include the aggregate amount of all distributions due to the Participant under the terms of the Plan for the period of such discontinuance less the aggregate amount of any

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distributions made to the Participant by the Company under the Plan during any such period of discontinuance.

         Section 4. PAYMENTS TO THE COMPANY.

         Except as provided in this Agreement, the Company shall have no right or power to direct the Trustee to return to the Company or to divert to others any of the Trust assets before all payment of benefits have been made to Participants pursuant to the terms of the Plan.


         Section 5. INVESTMENT AUTHORITY.

         (a) The Trustee may, and is expressly authorized to, invest in securities (including stock or rights to acquire stock) or obligations issued by the Company. All rights associated with assets of the Trust shall be exercised by the Trustee or the person designated by the Trustee, and shall in no event be exercisable by or rest with Participants, except that all voting and decisional rights including but not limited to rights to decide whether to tender such shares in a tender offer with respect to trust assets including the Company's Common Stock will be exercised by the Company. The Trustee will follow the

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Company's instructions in this regard. The Company shall have the right at anytime, and from time to time in its sole discretion, to substitute assets of equal fair market value for any asset held by the Trust. This right is exercisable by the Company in a nonfiduciary capacity without the approval or consent of any person in a fiduciary capacity.

         (b) Since distributions from the Trust to Participants will be in the form of the Company's Common Stock or successor securities or will be directly based on the value of the Company's Common Stock (or successor securities), the Company hereby requests the Trustee to invest all cash deposits (or other non-Company stock deposits) in Common Stock of the Company as soon as possible after such deposits are made by the Company into the Trust. The Trustee may also invest in (without having any liability to Participants or the Company for doing so or not doing so): (1) direct obligations of the United States or its agencies (or obligations unconditionally and fully guaranteed as to principal and interest by the United States or its agencies) in each case maturing within one year from date of acquisition; (2) negotiable certificates of deposit issued by any commercial bank (including Wells Fargo or its affiliates) organized and existing under U.S. Laws or the laws of any state having combined capital and surplus of at

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least $500 million; (3) money market funds including, but not limited to, any money market fund maintained by Wells Fargo or its affiliates. No investments other than those described in Section 5(a) or 5(b) herein will be made by the Trustee unless otherwise agreed in writing by the Company and the Trustee.

         (c) The Trustee will not be liable for any failure to maximize the income earned on funds in the Trust nor for any losses due to liquidation of any investment which the Trustee, in its sole discretion, believes necessary to make any distribution under the terms of the Trust. The Trustee will have no liability if Trust assets are insufficient to satisfy any obligation to Participants.

         Section 6. CERTAIN FUNDING PROVISIONS

         (a) All interest, income and appreciation in value of investments shall constitute part of the Trust assets. Any dividends, interest or income shall be reinvested and the Company requests that such reinvestments be in the Company's Common Stock (or successor securities). All losses of income or principal including any expenses of the Trustee charged against the Trust will be the responsibility of the Company and in the event of such losses the Company shall promptly deposit sufficient assets into the Trust to insure it is

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fully funded. The Trustee has no duty to compel contributions to the Trust.

         (b) The Trust shall be fully funded if the market value of the Trust assets is equal to or greater than the value of the stock rights of Participants in the Plan as measured by the market value of the Company's Common Stock (or successor securities) on the day the assets are valued.

         Section 7. ACCOUNTING BY TRUSTEE.

         The Trustee shall keep accurate and detailed records of all investments, receipts, disbursements, and all other transactions required to be made, including such specific records as shall be agreed upon in writing between the Company and the Trustee. Within 90 days following the close of each calendar year and within 30 days after the removal or resignation of the Trustee, the Trustee shall deliver to the Company a written account of its administration of the Trust during such year or during the period from the close of the last preceding year to the date of such removal or resignation, setting forth all investments, receipts, disbursements and other transactions effected by it, including a description of all securities and investments purchased and sold with the cost or net proceeds of such

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purchases or sales (accrued interest paid or receivable being shown separately), and showing all cash, securities and other property held in the Trust at the end of such year or as of the date of such removal or resignation, as the case may be.

         Section 8. RESPONSIBILITY OF TRUSTEE.

         (a) The Trustee shall act with the care, skill, prudence and diligence under the circumstances then prevailing that a prudent person acting in like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aims, provided, however, that the Trustee shall incur no liability to any person for any action taken pursuant to a direction, request or approval given by the Company which is contemplated by, and in conformity with, the terms of the Plan or this Trust and is given in writing by the Company. In the event of a dispute between the Company and a party, the Trustee may apply to a court of competent jurisdiction to resolve the dispute.


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         (b) If the Trustee undertakes or defends any litigation arising in connection with this Trust, the Company agrees to indemnify the Trustee against the Trustee's costs, expenses and liabilities (including, without limitation, reasonable attorneys' fees and expenses) relating thereto and to be primarily liable for such payments. If the Company does not pay such costs, expenses and liabilities in a reasonably timely manner, the Trustee may obtain payment from the Trust.

         (c) The Trustee may consult with legal counsel (who may also be counsel for the Company or the Trustee generally) with respect to any of its duties or obligations hereunder.

         (d) The Trustee may hire agents, accountants, attorneys, actuaries, investment advisors, financial consultants or other professionals to assist it in performing any of its duties or obligations hereunder.

         (e) The Trustee shall have, without exclusion, all powers conferred on the Trustees by applicable law, unless expressly provided otherwise herein.


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         (f) Notwithstanding any powers granted to the Trustee pursuant to this
Agreement or under applicable law, the Trustee shall not have any power that could give this Trust the objective of carrying on a business and dividing the gains therefrom, within the meaning of section 301.7701-2 of the Procedure and Administrative Regulations promulgated pursuant to the Internal Revenue Code.

         (g) The Trustee does not warrant and shall not be liable for any tax consequences associated with the Trust or the Plan.

         (h) The Trustee shall have no duty to determine or inquire whether any contributions to the Trust are in compliance with the Plan or the Trust, or to compute any amount to be paid to the Trustee; nor shall the Trustee be responsible for the collection or adequacy of any contributions to the Trust or for the adequacy of the Trust to meet and discharge liabilities to Participants under the Plan or to other creditors of the Company.

         (i) Company acknowledges its responsibility to report annual income of the Trust on its corporate returns, notwithstanding whether it has made arrangements to receive annual Forms 1041 from the Trustee.


                                       20
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         (j) In any judicial proceeding between the Company and the Trustee with respect to the Trustee or the Trust, the Trustee and the Company shall be the only necessary parties; and no Participant shall be entitled to any notice of process. A final judgment in any such proceeding shall be binding upon the parties to the proceeding and all Participants.

         (k) If all or any part of the Trust is at any time attached, garnished, or levied upon by a court order which is in full force and effect and has not been stayed, or in case the payment, assignment, transfer, conveyance or delivery of any such property shall be stayed or enjoined by any court order which is in full force and effect and has not been stayed or in case an order, judgment or decree that is in full force and effect and has not been stayed shall be made or entered by a court affecting such property or any part thereof, then and in any of such events the Trustee is authorized, in its sole discretion, to rely upon and comply with any such order, judgment or decree while it is in full force and effect and has not been stayed, and it shall not be liable to the Company or any Participant by reason of such compliance even though such order, judgment or decree shall subsequently may be reversed, modified, annulled, set aside or vacated.


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Section 9. COMPENSATION AND EXPENSES OF THE TRUSTEE.

         The Company shall pay all administrative and Trustee's fees and expenses as well as the expenses of any third parties hired by the Trustee to assist it in performing any of its duties or obligations hereunder. If not so paid, the fees and expenses shall be paid from the Trust. The fees payable to the Trustee are described in Exhibit C as amended by the parties from time to time.

Section 10.   RESIGNATION AND REMOVAL OF THE TRUSTEE.

         (a) The Trustee may resign at any time by written notice to the Company, which shall be effective 90 days after receipt of such notice unless the Company and the Trustee agree otherwise in writing.

         (b) The Trustee may be removed and replaced by the Company on 90 days notice or upon shorter notice accepted by the Trustee.


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         (c) If the Trustee resigns or is removed, and if a successor trustee has not been appointed, the Trustee may select a successor trustee pursuant to the procedures of section 11(b) hereof prior to the effective date of the Trustee's resignation or removal.

         (d) Upon resignation or removal of the Trustee and appointment of a successor Trustee, all assets shall subsequently be transferred to the successor Trustee. The transfer shall be completed within 30 days after the resignation or removal unless the Company extends the time limit.

         (e) If the Trustee resigns or is removed, a successor shall be appointed, in accordance with Section 11 hereof, by the effective date of resignation or removal. If no such appointment has been made, the Trustee may apply to a court of competent jurisdiction for appointment of a successor or for instructions. All expenses of the Trustee in connection with the proceeding shall be allowed as administrative expenses of the Trust and shall be payable by the Company..

     Section 11.   APPOINTMENT OF SUCCESSOR.


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         (a) If the Trustee resigns or is removed in accordance with section 10 hereof, the Company shall appoint a third party, such as a bank trust department or other party that may be granted corporate trustee powers under state law, as a successor to replace the Trustee upon such resignation or removal. The appointment shall be effective when accepted in writing by the new Trustee, who shall have all of the rights and powers of the former Trustee under this Agreement, including ownership rights in the trust assets. The former Trustee shall execute any instrument necessary or reasonably requested by the Company or the successor Trustee to evidence the transfer.

         (b) If the Trustee resigns or is removed pursuant to the provisions of section 10 hereof and the Company fails to appoint a successor trustee, the Trustee may then select a successor Trustee. The Trustee may, in selecting a successor Trustee, appoint any third party such as a bank trust department or other party that may be granted corporate trustee powers under state law. The appointment of a successor trustee shall be effective when accepted in writing by the new Trustee. The new Trustee shall have all the rights and powers of the former Trustee under this agreement, including ownership rights in trust assets. The former Trustee shall execute any instrument necessary or

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reasonably requested by the successor Trustee to evidence the transfer.

         (c) The successor Trustee need not examine the records and acts of any prior Trustee and may retain or dispose of existing trust assets, subject to this Agreement. The successor Trustee shall not be responsible for, and the Company shall indemnify and defend the successor Trustee from, any claim or liability resulting from any action or inaction of any prior Trustee or from any other past event or any condition existing at the time it becomes successor Trustee.

         Section 12. AMENDMENT OR TERMINATION.

         (a) This Trust Agreement may be amended by a written instrument executed by the Trustee and the Company. Notwithstanding the foregoing, no such amendment shall conflict with the terms of the Plan, shall make the Trust revocable without the written consent of all Participants, nor shall materially and adversely affect the substantive rights of Participants without the written consent of all Participants. The Trustee shall have no duty to determine whether an amendment conflicts with the terms of the Plan or

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materially and adversely affects the substantive rights of Participants.

         (b) The Trust shall not terminate until the date on which Participants are no longer entitled to benefits pursuant to the terms of the Plan unless sooner revoked in accordance with section 12(a) hereof. The Trustee may rely on instructions from the Company that all benefits have been paid pursuant to the Plan. However, upon written consent of all Participants who are entitled to benefits at any time pursuant to the terms of the Plan, the Company may terminate this Trust prior to the time all benefit payments under the Plan have been made. All assets in the Trust at termination shall be returned to the Company.

         Section 13. MISCELLANEOUS.

         (a) Any provision of this Trust Agreement prohibited by law shall be ineffective to the extent of any such prohibition, without invalidating the remaining provisions hereof.

         (b) Benefits payable to Participants under this Trust Agreement may not be anticipated, assigned (either at law or in equity), alienated, pledged, encumbered or subjected to

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attachment, garnishment, levy, execution or other legal or equitable process, except upon death. In the event of a Participant's death, the Participant's estate or legal beneficiary shall be entitled to Participant's rights.

         (c) This Trust Agreement shall be governed by and construed in accordance with the laws of Nevada.

         (d) Any notice, demand, waiver or other communication required or permitted under this Agreement will be in writing and will be given personally, by Fax, certified mail, or by Federal Express or other overnight courier service, will be deemed given when received, and will be addressed as follows:


If to the Company:                          Harrah's Entertainment, Inc.
                                            One Harrah's Court
                                            Las Vegas, NV 89119
                                            Attn: Secretary
                                            Fax:  (702) 407-6284


If to the Trustee:                          Wells Fargo Bank Minnesota, N.A.
                                            3300 West Sahara Avenue,
                                            Suite 106
                                            Las Vegas, NV 89102
                                            Fax:  (702) 765-3195

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Any notice to a Participant will be sent by certified mail or by Federal Express or other overnight courier service to the Participant's last known address.

         (e) Each Participant will be a third party beneficiary of this Agreement and will be entitled to enforce the Agreement as it applies to such Participant.

         (f) This Agreement is the complete agreement of the parties with respect to the subject matter hereof and supersedes any prior agreements or understandings relating thereto.

         (g) This Agreement is binding on the parties hereto and their respective successors and legal representatives.

         (h) The Company and the Trustee will, at any time and from time to time, upon the reasonable request of the other party, execute and deliver such further instruments and do such further acts as may be necessary or proper to effectuate the purposes of this Agreement.



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IN WITNESS WHEREOF, this Agreement has been executed as of the date written above.


HARRAH'S ENTERTAINMENT, INC.

By:     /s/ ELAINE LO
        -----------------------

Title:  Vice President - Compensation & Benefits
        ----------------------------------------

WELLS FARGO BANK MINNESOTA, N.A.

By:     /s/ DAWN R. LAKE
        -----------------------

Title:  Assistant Vice President
        -------------------------



                                       29
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                                                                       EXHIBIT A

                        THE PROMUS COMPANIES INCORPORATED
               1996 NON-MANAGEMENT DIRECIORS STOCK INCENTIVE PLAN

      1. PURPOSE. The purpose of The Promus Companies Incorporated 1996 Non-Management Directors Stock Incentive Plan (the "Plan") is to attract, retain and compensate highly-qualified individuals who are not employees of The Promus Companies Incorporated,-a Delaware corporation (the "Company") or any of its subsidiaries or affiliates for service as members of the Board of Directors ("Non- Management Directors") by providing them with an ownership interest in the common stock of the Company ("Common Stock"). The Company intends that the Plan will benefit the Company and its stockholders by allowing Non-Management Directors to have a personal financial stake in the Company through an ownership interest in the Common Stock and will closely associate the interest of Non-Management Directors with that of Promus's stockholders.

      2. ADMINISTRATION. The Plan shall be administered by a committee appointed by the Board of Directors of the Company and consisting of Directors who are not eligible to participate in the Plan (the "Committee"). Subject to the provisions of the Plan, the Committee shall be authorized to interpret the Plan, to establish, amend and rescind any rules and regulations relating to the Plan, and to make all other determinations necessary or advisable for the administration of the Plan; PROVIDED, HOWEVER, that the Committee shall have no discretion with respect to the eligibility or selection of Non~Management Directors to receive awards under the Plan, the number of shares of stock subject to any such awards or the time at which any such awards are to be granted; and PROVIDED FURTHER, that the Committee shall not have the authority to take any action or make any determination that would materially increase the benefits accruing to participants under the Plan. The Committee's interpretation of the Plan, and all actions taken and determinations made by the Committee pursuant to the powers vested in it hereunder, shall be conclusive and binding upon all parties concerned including the Company, its stockholders and persons granted awards under the Plan.

      3. SHARES SUBJECT TO PLAN. The shares issued under the Plan shall not exceed in the aggregate 150,000 shares of Common Stock. Such shares may be authorized and unissued shares or treasury shares.

      4. PARTICIPANTS. All active members of the Company's Board of Directors who are not as of the date of any award employees of the Company or any of its subsidiaries or affiliates shall be eligible to participate in the Plan.

5. AWARDS

            (a) GRANT DATES AND FORMULA FOR AUTOMATIC GRANTS. Shares of Common Stock shall be: automatically granted on May 1, August I, November 1 and February 1 of each plan year (each such date: is hereinafter referred to as a "Grant Date:") to each eligible: Non-Management Director commencing with the August 1, 1996 Grant Date. The total number of shares included in each grant under this Section 5(a) shall be: determined by dividing Fifty Percent (50%) of the: amount of meeting and retainer fees (the "50% of Fees") earned by the Non-Management Director during the: three-month period immediately preceding the Grant Date (the: "Grant Period") by the: fair market value per share of the: Common Stock on the: Grant Date (or the immediately preceding trading day if the Grant Date: is not a trading day). The: fair market value: per share: shall be: the average of the high and low price: of the: Common Stock based upon its consolidated trading as generally reported for the principal securities exchange on which the Common Stock is listed. Fractions will be rounded to the next highest share. The shares or rights to which a participant is entitled under this
      Section 5(a) shall be in lieu of the payment in cash of the 50% of Fees.

            (b) GRANT DATES AND REQUIREMENTS FOR ELECTIVE GRANTS. Commencing with the August 1, 1996 Grant Date, shares of Common Stock shall be automatically granted on each Grant Date to each eligible Non-Management Director who elects to receive shares under this Plan in lieu of the portion of the amount of meeting and retainer fees earned by the Non-Management for any period which is in excess of the 50% of Fees (the " Additional 50% of Fees"). Such election must be made prior to the commencement of the first Grant Period to which such election applies and such election shall be irrevocable with respect to all future Grant Periods. Individuals who arc nominated to become Non-Management Directors may make such election after such nomination but prior to the time that they are elected to the Board. The total number of shares included in cash grant under this Section 5(b) shall be determined by dividing the Additional 50% of Fees earned by the Non-Management Director during the Grant Period by the fair market value per share of the Common Stock on the Grant Date (or the immediately preceding trading day if the Grant Date is not a trading day). The fair market value per share shall be the average of the high and low price of the Common Stock based upon its consolidated trading as generally reported for the principal securities exchange on which the Common Stock is listed. Fractions will be rounded to the next highest share. The shares or rights to which a participant is entitled under this Section 5(b) shall be in lieu of the payment in cash of the Additional 50% of Fees.

            (c) RESTRICTIONS UPON TRANSFER. Shares awarded, and the right to vote such shares and to receive dividends thereon, may not be sold, assigned, transferred, exchanged, pledged, hypothecated, or otherwise encumbered until at least six months after the date of the grant (the "Restriction Period"). During the Restriction Period the participant shall have all other rights of a stockholder, including, but not limited to, the right to vote and to receive dividends on such shares. If as a result of a stock dividend (whether in securities of the Company or of any other company), stock split, spin-off, recapitalization, other adjustment in the stated capital of the Company, or as the result of a merger, consolidation, reclassification or other reorganization, or any other corporate transaction, Common Stock is increased, reduced, or otherwise changed, and by Virtue thereof the participant shall be entitled to new or additional or different shares or if the participant receives new or additional or different shares pursuant to any action by the Committee pursuant to Section 10, such shares shall be subject to the same terms, conditions and restrictions as the original shares.

            (d) CERTIFICATES. Each stock certificate issued in respect of shares awarded to a participant may bear an appropriate legend disclosing the restrictions on transferability imposed on such shares by the Plan or by law.

            (e) TERMINATION OF SERVICE DURING GRANT PERIOD. In the event of termination of service on the Board by any participant during a Grant Period, such participant's award for the Grant Period shall be determined in accordance with Sections 5(a) and 5(b) of the Plan based upon the amount of meeting and retainer fees earned during such Grant Period as of the date of termination of service, PROVIDED. that the grant date shall be the date of termination of service unless the grant has been deferred.

      6. WITHHOLDING. Whenever the Company issues shares of Common Stock under the Plan, the Company shall have the right to withhold from sums due the recipient, or to require the recipient to remit to the Company, any amount sufficient to satisfy any federal, state and/or local withholding tax requirements prior to the delivery of any certificate for such shares.

      7. DEFERRAL. Each participant will have the: right to elect, pursuant to a written election form delivered to the Company prior to the commencement of each plan year (LE., each May 1 through April 30), to defer until after the participant's termination of service the grant of the: shares that would otherwise be granted to the participant during the next ensuing plan year. Pursuant to this election form, the participant will elect whether all of the deferred grant will be (a) granted within 30 days after termination of service or (b) granted in approximately equal annual installments of shares over a period of two to ten years (as the participant may elect) after the termination of service, each such annual.

grant to be made within 30 days after the anniversary of the termination of service. The deferral election form signed by the executive prior to the plan year will be irrevocable except in case of hardship (as defined in Section 8) as determined in good faith by the Committee pursuant to Section 8. No shares of stock will be issued until the grant date as so deferred (the "Deferred Grant Date") at which time the Company agrees to issue the shares to the participant. The participant will have no rights as a stockholder with respect to the deferred rights to shares and the rights to such shares will be unsecured.

      If any dividends or other rights or distributions of any kind ("Distributions") are distributed to holders of Common Stock during the period from the applicable Grant Date until the applicable Deferred Grant Date (the "Deferral Period") but prior to the participant's termination of service, an amount equal to the cash value of such Distributions on their distribution date, as such value is determined by the Committee, will be credited to a deferred dividend account for the participant as follows: the account will be credited with the right to shares of Common Stock equal in value to the cash value of the Distribution with such values determined by the Committee as of the date of the Distribution. The Company will issue shares of stock equal to the cumulative total of rights to the shares in such account within 30 days after the participant's termination of service. If a Distribution is distributed to holders of Common Stock after the participant's termination of service but during the Deferral Period, an amount equal to the cash value of such dividends or other rights or distributions pertaining to any share rights still deferred shall be converted into shares of Common Stock equivalent in value to the Distribution (with such values measured as of the date of Distribution) and such shares will be issued to the participant as soon as practical after the date of the Distribution. No right or interest in the deferred dividend account shall be subject to liability for the debts, contracts or engagements of the participant or shall be subject to disposition by transfer, alienation, anticipation, pledge, encumbrance, assignment or any other means whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy), and any attempted disposition thereof shall be null and void and of no effect; PROVIDED, HOWEVER, that nothing in this Section 7 shall prevent transfers by will or by the applicable laws of descent and distribution. The Committee will have the right to adopt other regulations and procedures to govern deferral of grants.

      8. HARDSHIP. The Committee; may accelerate the distribution of all or a portion of a participant's deferred grants on account of his Hardship, subject to the following requirements: (i) the value of such accelerated distribution shall not exceed the amount which is necessary to satisfy the Hardship, less the amount which can be satisfied from other resources which are reasonably available to the participant, (ii) the denial of the participant's request for a Hardship acceleration would result in severe financial hardship to the participant, and (iii) the participant has not received an accelerated distribution on account of Hardship within the 12-month period preceding the acceleration.

      For purposes of this Plan, .'Hardship" of a participant, as determined by the Committee; in its discretion on the basis of all relevant facts and circumstances and in accordance with the following nondiscriminatory and objective standards uniformly interpreted and consistently applied, shall mean a severe financial hardship to the participant resulting from a sudden and unexpected illness or accident of the participant or of his dependent, loss of the participant's property due to casualty, or other extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the participant. A financial need shall not constitute a Hardship unless it is for at least $1,0 00.00 or the entire value of the principal amount of the participant's deferred grants.

      9. SECTION 83(b) ELECTION. Participants shall have the right to make an election under Section 83(b) of the Internal Revenue Code, if applicable, with regard to taxation of grants under the Plan.

      10. ADJUSTMENTS.

            (a) Subject to Section 10(c) but notwithstanding any other term of this Plan, in the event that the Committee determines that any dividend or other distribution (whether in the form of cash,

      Common Stock, other securities, or other property), recapitalization, reclassification, stock split, reverse; stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of Common Stock or other securities of the Company, issuance; of warrants or other rights to purchase; Common Stock or other securities of the; Company, or other similar corporate; transaction or event, in the; Committee's sole; discretion, affects the; Common Stock such that an adjustment is determined by the; Committee; to be; appropriate; in order to prevent dilution or enlargement of the; benefits or potential benefits intended to be; made; available; under the; Plan or with respect to an award or awards, then the; Committee; shall, in such manner as it may deem equitable, adjust the; number and type; of shares of Common S-tock (or other securities or property) which may be; granted under the; Plan (including, but not limited to, adjustments of the; maximum number and kind of shares which may be issued).

            (b) Subject to Section 10(c) but notwithstanding any other term of this Plan, in the; event of any corporate; transaction or event described in paragraph (a) which results in shares of Common Stock being exchanged for or converted into cash, securities or other property (including securities of another corporation), the Committee will have; the; right to terminate this Plan as of the; date; of the; transaction or event, in which case; all stock grants deferred under Section 7 shall become; the right to receive such cash, securities or other property.

            (c) No adjustment or action under this Section 10 or any other provision of this Plan shall be authorized to the extent such adjustment or action would violate; Section 16 or Rule; 16b-3. The; number of shares finally granted under this Plan shall always be rounded to the next whole; number.

            (d) Any decision of the Committee; pursuant to the; terms of this
      Section 10 shall be; final, binding and conclusive upon the participants, the; Company and all other interested parties.

      11. AMENDMENT. The Committee may tern1inate, modify or amend the Plan in such respect as it shall deem advisable, without obtaining approval from the. Company's stockholders except as such approval may be required pursuant to Rule 16b-3 under the. Securities Exchange. Act of 1934, as amended, or Section 16 of such act, PROVIDED that the provisions of Sections 4 and 5 of the. Plan may not be amended more than once every six months, other than to comport with changes in the Internal Revenue Code, the Employee Retirement Income Security Act of 1974, as amended from time to time, or rules thereunder. No termination, modification or amendment of the Plan may, without the consent of a participant, adversely affect a participant's rights under an award granted prior thereto.

      12. INDEMNIFICATION. Each person who is or has been a member of the Committee or who otherwise participates in the administration or operation of this Plan shall be indemnified by the Company against, and held harmless from any loss, cost, liability, or expense that may be imposed upon or incurred by him or her in connection with or resulting from any claim, action, suit, or proceeding in which such person may be involved by reason of any action taken or failure to act under the Plan and shall be fully reimbursed by the Company for any and all amounts paid by such person in satisfaction of judgment against him or her in any such action, suit, or preceding, PROVIDED he or she will give the Company an opportunity, by written notice to the. Committee, to defend the same at the Company's own expense before he or she undertakes to defend it on his or her own behalf. This right of indemnification shall not be exclusive of any other rights of indemnification.

      The. Committee and the Board may rely upon any information furnished by the Company, its public accountants and other experts. No individual will have personal liability by reason of anything done or omitted to be done by the Company, the Committee or the Board in connection with the Plan.

      13. DURATION OF THE PLAN. The Plan shall remain in effect for a period of five (5) years from the Effective Date.

      14. EXPENSES OF THE PLAN. The expenses of administering the Plan shall be borne by the Company.

      15. EFFECTIVE DATE. The Plan was originally adopted by Promus's Board of Directors on April 5, 1995 and by the stockholders of Promus on, May 26, 1995. The Plan will become effective as of the date of the 1996 annual stockholders meeting (the "Effective Date").

                                       THE PROMUS COMPANIES INCORPORATED


                                       By:   /s/ Neil F. Barnhart
                                           -------------------------------------
                                                    Neil F. Barnhart
                                                     Vice President

                       Amendment (this" Amendment") to the
                          Harrah's Entertainment, Inc.
                1996 Non-Management Directors Stock Incentive Plan
                                 (the "Plan")

         This Amendment is effective February 20, 1997, pursuant to approval by the Committee under the Plan and by the Human Resources Committee of the Board of Directors of Harrah's Entertainment, Inc. ("Company").

         1. Section 2 of the Plan is hereby amended to add the following sentence to the end of such section: Notwithstanding the foregoing, the Human Resources Committee of the Board of Directors of the Company (the "HRC") shall exercise any and all rights, duties and powers of the Committee under the Plan to the extent required by the applicable exemptive conditions of Rule 16b-3 under the Securities Exchange Act of 1934, as amended ("Rule 16b-3"), as determined by the HRC in its sole discretion.

         2. The third sentence of the first paragraph of Section 7 of the Plan is hereby amended to read in its entirety:

The deferral election form signed by the participant prior to the plan year will be irrevocable except in case of hardship (as defined in Section
8) as determined in good faith by the HRC pursuant to Section 8, provided, however, that a participant may, prior to January 1 of the year preceding the year that the participant's termination of service occurs, submit an amended election form to the HRC for HRC approval indicating a requested change in the participant's elected method for the grant of the deferred shares upon termination of service (Le., as to either a lump sum of shares within 30 days after termination of service or approximately equal annual installments over a period of two to ten years), and upon the HRC's approval of the requested change within 90 days after submission of the requested change, such change shall be effective. If the HRC does not approve the change, the participant's original election will remain in effect

      3. Section 8 is hereby amended to add the following sentence to the end of such section:

      For purposes of this Section 8, the Committee s~al1 be the HRC.

      4. Section l0(a) of the Plan is hereby amended to add the .following proviso to the end of such section:

      ; provided, however, that to the extent required by the applicable exemptive conditions of Rule 16b-3, any such adjustment shall be subject to approval by the HRC.

      5. Section l0(b) of the Plan is hereby amended to add the following proviso to the end of such section:

      ; provided, however, that to the extent required by the applicable exemptive conditions of Rule 16b-3, any such termination shall be subject to approval by the HRC.

      6. Section l0(c) of the Plan is hereby amended to provide in its entirety as follows:

      (c) No adjustment or action under this Section 10 or any other provision of this Plan shall be authorized to the extent such adjustment or action would violate Section 16 of the Securities Exchange Act of 1934, as amended, or the applicable exemptive conditions of Rule 16b-3. The number of shares finally granted under this Plan shall always be rounded to the next whole number.

      7. Section 10(d) of the Plan is hereby amended to add the following proviso to the end of such section: ; provided, however, that to the extent required by the applicable exemptive conditions of Rule 16b-3, any such decision shall be subject to approval by the HRC.

      8. Section 11 of the Plan is hereby amended to read in its entirety as follows:

      AMENDMENT. The Committee may terminate, modify or amend the Plan in such respect as it shall deem advisable, without obtaining approval from the Company's stockholders or the HRC except as such approval may be required pursuant to the applicable exemptive conditions of Rule 16b-3 or Section 16 of the Securities Exchange Act of 1934, as amended. No termination, modification or amendment of the Plan may, without the consent of a participant, adversely affect a participants rights under an award granted prior thereto.

                                      ****

Executed and approved this 20th day of February, 1997.

                                     /s/ Philip G. Satre
                                     ------------------------------------------
                                     Philip G. Satre, Chariman, President and
                                     Chief Executive Officer and Sole Member
                                     of the Committee under the Plan

                    Amendment dated as of November 15, 2000,
               to the Harrah's Entertainment, Inc. ("the Company")
           Non-Management Directors Stock Incentive Plan (the "Plan")

      Pursuant to approval granted by the Human Resources Committee of the Company's Board of Directors, the Plan is amended by adding the following sentence at the end of Section 13:

      "The Plan shall further remain in effect for an additional five-year period from April 26, 2001."

      IN WITNESS WHEREOF, this amendment has been executed as of the 15th day of November, 2000.



                                          Elaine Lo, Vice President
                                          Compensation and Benefits

                                                                       Exhibit B

                              INDEMNITY AGREEMENT

      The undersigned, _________________________________ in consideration of receiving certain disputed benefit payments pursuant to a Trust Agreement dated June 20, 2001, between Harrah's Entertainment, Inc. (the "Company") and Wells Fargo Bank Minnesota, N.A. ("Trustee") hereby agrees to indemnify and hold harmless the Company and the Trustee from and against any and all losses, damages, expenses, or claims which may result from any incorrect payment or incorrect benefit which is made to the undersigned pursuant to a notice delivered by the undersigned to the Trustee.

Dated:  _____________________________       ____________________________________
                                            Participant

                                                                       EXHIBIT C

                   WELLS FARGO MASTER TRUST & CUSTODY SERVICES
                       HARRAH'S ENTERTAINMENT, INC. TRUST
                                  FEE SCHEDULE
                                  June 21,2001


   UNIT PRICE

Domestic Administration (on Market Value)                0.000250
                                                         ($5,000 minimum/year)

Accounts                                                 500.00

Domestic Depository Settlements                           10.00

Physical Settlements                                      25.00

Stock-ln-Kind Distributions                               50.00

Money Transactions                                        10.00

Life Insurance Policy Transactions                        15.00

Lump Sum Payment- With Postage                             6.50

ACH Payment                                                2.00

1099 or W2 Issuance -With Postage                          2.00

Wells Fargo Sweep (required)


PRICING NOTES:

This pricing proposal is strictly confidential and for the above referenced client.

This pricing proposal is good for 90 days and will be guaranteed for a contract term of 3 years.

Fees are calculated and billed on a quarterly basis.

Wells Fargo Sweep Funds include a management fee (as outlined in the prospectus).

There is no charge for the collection of interest income and dividends.

This pricing proposal is based on the information provided. Material changes in the portfolio and/or portfolio activity will warrant a review and potential adjustment of pricing.

Wells Fargo will pass through out-of-pocket expenses. Reimbursement for out-of-pocket expenses includes but is not limited to postage, insurance, shipping, telephone, supplies, microfiche, special handling registration, special report requests, etc. as well as hourly rate for extra ordinary time/services (Legal Counsel $200/hour, Senior Management $175/hour, and Relationship Management $l00/hour).

This pricing proposal assumes no money management performed by Wells Fargo other than sweeps. Placement of separate account money management at Wells Fargo would result in a custody fee reduction.


GEORGE DOMBROSKI (SIGNATURE)
------------------------------
      ACKNOWLEDGEMENT

                                    WELLS FARGO MASTER TRUST & CUSTODY SERVICES

                                        HARRAH'S ENTERTAINMENT, INC. TRUST
                                               PRICING DESCRIPTIONS
                                                   June 21, 2001


DOMESTIC ADMINISTRATION (ANNUAL CHARGE ON END OF PERIOD ASSETS):

All the day-to-day costs of administering your domestic asset portfolio. This includes a dedicated Service Team to interact with your investment managers, timely resolve any issues, process trades and cash movement transactions, conduct client service reviews, coordinate special requests, interact with audit and risk management groups, establish guidelines and procedures, and consult with you on process streamlining opportunities.

ACCOUNTS (PER ACCOUNT):

Monthly, quarterly and annual account statements. This includes all roll-up reporting and any other reasonably required information, reports, and analysis. This category also includes maintaining the accounts on our trust system, holding account assets in depositories and physical vaults, securities pricing and all expenses related to the production, distribution, and physical archiving of reports and statements.

DOMESTIC DEPOSITORY SETTLEMENTS (PER TRANSACTION):

The domestic depository and internal operations of settling book-entry transactions including the related settlement of cash. This includes buys, sells, free deliveries/receipts, calls, maturities, and principal pay-downs. A simultaneous buy/sell, buy/maturity, or buy/call would be treated as 2 transactions. The vault, sub-custodian, and internal operations of settling non-book entry transactions including the related settlement of cash. This would include buys, sells, free deliveries/receipts, calls, and maturities. We have the capability to hold physical securities and certificates of deposit in Minneapolis or New York vaults.


STOCK-IN-KIND DISTRIBUTIONS PER TRANSACTION :

The issuance and delivery of a physical stock certificate to an individual,

MORE TRANSACTIONS (PER TRANSACTION):

Processing any inbound or outbound cash movement including wire, check, or internal account transfers. Security settlement prices are inclusive of any required cash movement transactions.

LIFE INSURANCE POLICE TRANSACTION (PER TRANSACTION):

The internal operations of establishing a Policy on Trust records, establishing and maintaining cash surrender value as prescribed, premium payment cost adjustments, and any other manual transactions or process required.

PERIODIC ACH/ADVICE - WITH POSTAGE (PER TRANSACTION):

Periodic pension distributions via ACH with hard copy advice. Postage is included.

LUMP SUM PAYMENT - WITH POSTAGE (PER TRANSACTION):

Lump sum payment transactions for the plan. Postage is included.

1099 OR W2 ISSUANCE - WITH POSTAGE (PER TRANSACTION):

Issuing annual 1 099's and/or W2's to participants. Postage is included.